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[ALERT CENTRE, INC. LOGO]                           CONTRACT DEALER AGREEMENT


AGREEMENT made this 15th day of June 1995, by and between Alert Centre, Inc., d/b/a The Alert Centre Protective Services, a Delaware corporation (hereinafter referred to as "AC") with principal executive offices located 5800 S. Quebec, Englewood, Colorado, and Masada Security, Inc. a (check one)
/ / Sole Proprietorship, / / Partnership, /X/ Corporation, duly existing under the laws of the State of DE with its principal offices located at 950 22nd Street North, Suite 800 Birmingham, AL 35203 ("Installer")

In consideration of this mutual promises and covenants herein specified, and for other good and valuable consideration, the parties hereto do, for themselves, their successors, and assigns mutually agree as follows:

1. AC, recognizing that Installer will be entering into agreements with its customers (herein called "Subscribers") for the monitoring of protective systems of Subscriber's premises, agrees to provide the monitoring and notification services set forth in this Agreement for such Subscribers as Installer may direct.

2. The fees to be paid by Installer to AC for such services shall be on a par-Subscriber basis as specified by AC's Price List in effect at the time such services are rendered. Installer acknowledges having received the current
Price List and specifically agrees that same, and/or any amendments thereof, shall be incorported by reference as part of this Agreement as is set out in full herein. Such fees shall be paid to AC by the Installer in advance. A monthly service charge for each of installer's systems monitored will be assessed commencing upon completion of connection, for as long a period as the Subscriber is connected. The first monthly service charge for each of Installer's systems shall be prorated to that month to reflect the number of days AC monitored the system. This agreement shall continue unless either party notifies the other of its intention to terminate this Agreement by giving not less than (30) days written notice.

        If Installer fails to pay any amount herein provided within sixty (60) days after the same is due and payable, or if Installer fails to perform any other provisions hereof within sixty (60) days after AC shall have requested in writing performance thereof, or if Installer makes any assignment for the benefit of creditors, AC shall have the right, but shall not be obligated to exercise any one or more of the following remedies:
        (a) Recover the existing amounts due from Installer and continue to provide monitoring service, or
        (b) Discontinue monitoring service upon five (5) days written notice to Subscribers and Installer; or
        (c) If Installer fails to pay any amount herein provided within sixty
(60) days after the same is due and payable, AC may upon written notification to the Installer, terminate this Agreement with Installer.

Each right and remedy provided for in this Agreement shall be cumulative, and shall be in addition to every other right or remedy provided in this Agreement, now or hereafter existing, of law or in equity or by statute.

3. The obligation of AC to render service to any particular Subscriber shall become effective only after AC has received an acceptable test signal from the Installer from the location for which services are to be rendered.

4. AC and the Installer agree that AC's sole obligation under this Agreement, and/or under any agreements between Subscribers and the Installer, shall be to monitor signals received by means of the protective systems of Subscribers, and upon receipt of signals from a Subscriber's premises, to make every reasonable effort to transmit notification of the alarm promptly to the police, fire, or other authorities and/or person or persons whose names and telephone numbers are set forth in instructions received by AC from time to time from such Subscribers, unless there is reason to believe that an emergency condition does not exist.

5. It is understood that AC owns none of the electro protective equipment in the Subscribers' premises and has no responsibility for the condition and/or the functioning thereof, and that maintenance, repair, service, replacement or insurance of the electro-protective equipment is not the obligation or responsibility of AC.

6. AC shall not be liable for any loss or damage caused by defects or deficiencies in the electro-protective equipment of any Subscriber, nor shall AC incur any liability for any delay in response time or lack of response by police, fire or other authorities, institutions or individuals notified by AC.

7. AC shall not be obligated to perform any monitoring service hereunder during any time when any Subscriber's telephone or telephone equipment shall be inoperative insasmuch as signals to AC are received solely by means of telephonic communication.

8. This Agreement may be terminated with respect to any Subscriber at any time by Installer upon written notice to AC.

9. AC shall not be responsible for any fees, charges, or assessments imposed by any government authority or other person in connection with false alarms from any equipment located at any Subscriber's premises.

10. This Agreement may be suspended as to any particular Subscriber should the equipment of the premises of such Subscriber become so disabled or so substantially damaged that further service to such Subscriber is impracticable. AC will not be required to render service to a Subscriber if the failure to render such service is due to strikes, riots, floods, fires, malfunctions of telephone lines or telephone equipment, act of God, or any other cause beyond the control of AC.

11. In addition to the fees stated herein, Installer agrees to pay, when requested by AC, any and all sales and use taxes or other impositions or levies by municipal, state or federal authorities in connection with the service to be performed by AC. The installer agrees to hold AC harmless from, and to indemnify it against any claims for the foregoing, including legal or accounting fees, should such fees be incurred.

12. It is understood and agreed by the parties that AC is not an Insurer and that Insurance, if any, covering personal injury and property loss or damage on any Subscriber's premises shall be obtained by the Subscriber, that AC is being paid to monitor systems designed to reduce certain risks or loss and that the amounts being charged by AC are not sufficent to guarantee that no loss will occur; and that AC is not assuming responsibility for any losses which may occur even if due in AC's negligent performance or failure to perform any obligation under this Agreement. AC hereby disclaims all representations and warranties, express or implied, including those of merchantability or fitness or that service supplied by AC may not be compromised, or that the services will in all cases provide the protection for which they may be intended.

    Since it is impractical and extremely difficult to fix the actual damages which may arise due to the failure of services provided, the parties agree that, should there arise any liability to Installer on the part of AC arising out of AC's performance or non-performance (negligent or otherwise) of its obligations under this Agreement with respect to a particular Subscriber, such liability shall be limited to the sum of $250.00. This sum shall be the complete limit of AC's liability to Installer for AC's performance or non-performance of its obligations under this Agreement and shall not be deemed a penalty. In the event that Installer wishes AC to assume a higher limitation of liability, the Installer may obtain from AC a higher limit by paying an additional amount proportioned to such increase, but such additional obligation shall in no way be interpreted to hold AC as an insurer. Installer agrees to indemnify and save harmless AC, its employees and agents, from and against all liability (including Attorney's fee) for subscriber or third party claims, lawsuits, and losses alleged to be caused by AC's performance or non-performance (negligent or otherwise) of its obligations under this Agreement.


13. The parties specifically agree that any notices required to be given under this Agreement shall be made in writing and sent to the address of the other party indicated herein, or such other address as from time to time may be provided by each party to the other in writing; that this Agreement contains the entire understanding between the parties and may be altered or modified only by a writing signed by the parties; that this Agreement, as to any particular Subscriber, shall not be assignable by the Installer except upon the express written consent of AC; and that this Agreement, in all respects shall be goverened and construed solely under the laws of the State of Colorado.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written and specifically represent that the person executing same on behalf of each party is fully authorized to do so.

     ALERT CENTRE, INC., d/b/a                 MASADA SECURITY, INC.
THE ALERT CENTRE PROTECTIVE SERVICES


By:/s/ Brian E. Johnson, Exec. V.P. & CFO       /s/
   --------------------------------------      --------------------------------
     Authorized Alert Representative           Dealer Name (Please Print)

Dealer Phone No.   1-205-323-7233
                 ------------------------      --------------------------------
                                               Dealer Signature

Dealer No. Assigned:  944557                   Current Basis Monthly Monitoring
                    ---------------------      Rate Per Account Per Month
Account No. Assigned                           $5.00 for accounts that require
                     -------------------       chip change as set forth in
Receiver No.                                   Schedule J to the Asset
             ---------------------------       Purchase Agreement between the
Receiver Telephone No.                         parties, to which this
                       -----------------       Agreement is attached, and for
                                               the remaining accounts, as set
                                               forth in Section 10.1 of such
                                               Asset Purchase Agreement.